Exhibit 3.86

As Secretary of State, of the State of Louisiana, I do hereby Certify that a copy of the Articles of Organization and Initial Report of

JEI DISTRIBUTING, LLC

Domiciled at LAFAYETTE, LOUISIANA,

Was filed and recorded in this office on November 12, 2008,

And all fees having been paid as required by law, the limited liability company is authorized to transact business in this State, subject to the restrictions imposed by law, including the provisions of R.S. Title 12, Chapter 22.

In testimony whereof, I have hereunto set my hand and caused the Seal of my Office to be affixed at the City of Baton Rouge on, November 12, 2008

/s/Jay Dardenne
ATH 36891671K

Secretary of State

CERTIFICATE SS 102 PRINTED SEAL (Rev. 11/06)

Jay Dardenne
Secretary of State	ARTICLES OF ORGANIZATION
(R.S. 12:1301)

	Domestic Limited Liability Company Enclose $75.00 filing fee Make remittance payable to Secretary of State Do not send cash	Return to:	Commercial Division P. O. Box 94125 Baton Rouge, LA 70804-9125 Phone (225) 925-4704 Web Site: www.sos.louisiana.gov

STATE OF Ohio

~~PARISH~~/COUNTY OF Cuyahoga

1.  The name of this limited liability company is :  JEI Distributing, LLC

2.  This company is formed for the purpose of:  (check one)

☒	Engaging in any lawful activity for which limited liability companies may be formed.

☐
(use for limiting activity)

3.  The duration of this limited liability company is : (may be perpetual) Perpetual

4.  Other provisions:

Signatures

JAY DARDENNE		/s/ Christopher S.W. Blake
SECRETARY OF STATE		Christopher S.W. Blake, Esq., Authorized Representative
RECEIVED & FILED
DATE	NOV 12 2008

On this 11 day of November, 2008, before me, personally appeared Christopher S.W. Blake, to me known to be the person described in and who executed the foregoing instrument, and acknowledged that he/she executed it as his/her free act and deed.

NOTARY NAME MUST BE TYPED OR PRINTED WITH NOTARY #

/s/ Carina Dotson	CARINA DOTSON
Notary Signature	NOTARY PUBLIC • STATE OF OHIO
My commission expires Jan. 22, 2011

SS365 Rev. 03/08	(See Instructions on back)

LA037 - 08/22/2008 C T System Online

Jay Dardenne
Secretary of State
LIMITED LIABILITY COMPANY INITIAL REPORT
(R.S. 12:1305 (E))

1.     The name of this limited liability company is :  JEI Distributing LLC

2.     The location and municipal address, not a post office box only, of this limited liability company’s registered office:

718 S. Buchanan Street, Suite C, Lafayette, Louisiana 70501

3.     The full name and municipal address, not a post office box only, of each of this limited liability company’s registered agent(s) is/are:

C T Corporation System, 5615 Corporate Blvd, Suite 400B, Baton Rouge, LA 70808

4.     The names and municipal addresses, not a post office box only, of the first mangers, or the members:

Jacobs Entertainment, Inc., Sole Member, 17301 West Colfax Ave., Suite 250, Golden, Colarado 80401

To be signed by each person who signed the articles of organization:

/s/ Christopher S.W. Blake
Christopher S.W. Blake, Esq., Authorized Representative

AGENT’S AFFIDAVIT AND ACKNOWLEDGEMENT OF ACCEPTANCE

I hereby acknowledge and accept the appointment of registered agent for and on behalf of the above named limited liability company.

Registered agent(s) signature(s):
C T Corporation System
/s/ Diane Stout
Diane Stout, Asst. Secretary

Sworn to and subscribed before me, the undersigned Notary Public, on this date: 11-11-08

NOTARY NAME MUST BE TYPED OR PRINTED WITH NOTARY #

[SEAL]	/s/ Joyce A. Gilbert	JOYCE A. GILBERT NOTARY PUBLIC • STATE OF OHIO Received in Lorain County
	Notary Signature	My commission expires Sept. 9, 2013

ss 073 Rov. 03/08	(see instructions on back)
LA037 - 08/22/2008 C T System Online